REORGANIZATION AND STOCK PURCHASE AGREEMENT

                               by  and  between

                             youticket.com,  inc.
                           a  Nevada  corporation,

                             on  the  one  hand

                                   and

                   Sobik's  International  Franchising,  Inc.
                          a  Florida  corporation

                                   and

                  Weight  Loss  Forever  International,  Inc.
                          a  Virginia  corporation

                            on  the  other  hand

                   REORGANIZATION AND STOCK PURCHASE AGREEMENT

     REORGANIZATION AND STOCK PURCHASE AGREEMENT ("Agreement"), dated as of September 30, 2001 at 5:00 p.m., by and among youticket.com, inc., a Nevada corporation ("YTIX"), on the one hand, and Sobik's International Franchising, Inc., a Florida corporation ("Sobiks"), and Weight Loss Forever International, Inc., a Virginia corporation ("WLF"), on the other hand. Each of YTIX, Sobiks, and WLF shall be referred to herein as a "Party" and collectively as the "Parties."

                         W  I  T  N  E  S  S  E  T  H

     WHEREAS, Sobiks owns 100% of the issued and outstanding common stock of WLF as set forth in Exhibit A attached hereto (the "WLF Shares");

     WHEREAS, Sobiks desires to sell and YTIX desires to purchase all of the WLF Shares in accordance with the terms set forth herein;

     WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the parties hereto as follows:

                                    ARTICLE  1
                  SALE  AND  PURCHASE  OF  THE  WLF  SHARES

     1.1     Sale  of  the WLF Shares.  At the Closing, subject to the terms and
             ------------------------
conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Sobiks shall sell to YTIX and YTIX shall purchase from Sobiks, the WLF Shares. YTIX shall pay to Sobiks, or its assigns, as consideration for the receipt of the WLF Shares, an aggregate of Twenty Six Million Four Thousand Seven Hundred Sixteen (26,004,716) shares of YTIX common stock (the "YTIX Shares"). The YTIX Shares shall constitute eighty percent
(80%)  of  the  issued  and  outstanding  common stock of YTIX as of the Closing
(after giving effect to the potential issuance of 2,150,000 shares owed to a YTIX creditor).

     1.2 Position and Title. Effective as early as reasonably possible ------------------ following the filing of all necessary documents with the Securities and Exchange Commission, the entire Board of Directors and all of the officers of YTIX shall resign, and Sobiks shall appoint the individuals identified on EXHIBIT B attached hereto as the officers and directors of YTIX and WLF.

                                       ARTICLE  2
                           REPRESENTATIONS  AND  WARRANTIES

     2.1     Representations  and  Warranties of Sobiks and WLF.  To induce YTIX
             --------------------------------------------------
to enter into this Agreement and to consummate the transactions contemplated hereby, Sobiks and WLF represent and warrant, as of the date hereof and as of the Closing, as follows:

     2.1.1 Sobiks and WLF have the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Sobiks and WLF. Sobiks hereby expressly represents and warrants that the approval of the shareholders of Sobiks is not required in order for Sobiks to consummate the transactions contemplated herein.

     2.1.2     Corporate  Existence  and  Authority  of  Sobiks.  Sobiks  is  a
               ------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.1.3     Corporate  Existence  and Authority of WLF.  WLF is a corporation
               ------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Virginia. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.1.4     Capitalization  of  WLF.  The authorized equity securities of WLF
               -----------------------
consists of 50,000,000 shares of common stock with no par value, of which 10,304,200 shares are issued and outstanding as set forth on EXHIBIT A attached hereto. Except as set forth on SCHEDULE 2.1.4, (i) no other shares of capital stock of WLF are issued and outstanding; (ii) all of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable;
(iii) there are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by WLF which provide for the purchase, issuance or transfer of any shares of the capital stock of WLF nor are there any outstanding securities granted or issued by WLF that are convertible into any shares of the equity securities of WLF, and none is authorized; (iv) WLF is not obligated or committed to purchase, redeem or otherwise acquire any of its equity; (v) all presently exercisable voting rights in WLF are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders; and (vi) other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of WLF's equity securities.

     2.1.5     Subsidiaries.  "Subsidiary"  or  "Subsidiaries"  means  all
               ------------
corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. WLF does not have any subsidiaries.

     2.1.6     Execution  of  Agreement.  Except as set forth on SCHEDULE 2.1.6,
               ------------------------
the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which either Sobiks or WLF are a party or by which either of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of Sobiks or WLF; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Sobiks or WLF or any of their respective actions.


     2.1.7     Taxes.
               -----

     2.1.7.1 Except as set forth on SCHEDULE 2.1.7, all taxes, assessments, fees, penalties, interest and other governmental charges with respect to WLF which have become due and payable on the date hereof have been paid in full or adequately reserved against by WLF, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

     2.1.7.2 Except as set forth on SCHEDULE 2.1.7 there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against WLF, nor are there any actions, suits, proceedings, investigations or claims now pending against WLF, nor are there any actions, suits, proceedings, investigations or claims now pending against WLF in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against WLF, and

     2.1.7.3 Except as set forth on SCHEDULE 2.1.7, the consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against WLF.

     2.1.8     Disputes  and  Litigation.  Except for those matters set forth on
               -------------------------
SCHEDULE 2.1.8, there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, threatened against or affecting WLF or any of its properties, assets or business or to which WLF is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect WLF or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting WLF or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of WLF or any such person's heirs, executors or administrators as against WLF.

     2.1.9     Compliance with laws.  Except as set forth in SCHEDULE 2.1.9, WLF
               --------------------
has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. WLF has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of WLF for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by WLF.

     2.1.10    Guaranties.  Except  as set forth in SCHEDULE 2.1.10, WLF has not
               -----------
guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of WLF.

     2.1.11    Financial  Statements.  On or before the Closing Date, WLF shall
               ---------------------
have delivered to YTIX the unaudited balance sheet of WLF as of September 30, 2001 (the "WLF Financial Statements Date"), and the related statements of income and cash flows for the nine months then ended, attached hereto as EXHIBIT C. Such financial statements of WLF (collectively, the "WLF Financial Statements") have been or will be prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby, have or will present fairly the financial condition of WLF as of such dates and the results of operations of WLF for such periods, are or will be correct and complete, and are or will be consistent with the books and records of WLF (which books and records are or will be correct and complete). There are no liabilities except as expressed on the WLF Financial Statements as of the WLF Financial Statements Date.

     2.1.12    Assets  of Company.    WLF has acquired, or prior to the Closing
               ------------------
Date will have acquired, all of the tangible and intangible property and assets necessary to conduct its business as now conducted and as proposed to be conducted (the "WLF Assets"). WLF owns all of its property and assets free and clear of all mortgages, liens, loans, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair WLF's ownership or use of such property or assets. With respect to the property and assets it leases, WLF is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

     2.1.13    Valid  Issuance  of  Securities.  The  WLF Shares that are being
               -------------------------------
sold to YTIX hereunder, when sold, and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable. Additionally, the WLF Shares shall be free and clear of all liens, encumbrances or claims of any kind.

     2.1.14    Title  to WLF Assets and Related Matters.  To the best knowledge
               -----------------------------------------
of WLF, WLF has good and marketable title to, or valid leasehold interests in, all of the WLF Assets, free from any Encumbrances except those specified in
SCHEDULE 2.1.14. The use of the WLF Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Real Property and tangible personal property of WLF are suitable for the purposes for which they are used, in good working condition and reasonable repair, free from any known defects, except such minor defects that would not in the aggregate exceed $10,000.

     2.1.15    Real  Property.  SCHEDULE  2.1.15 describes all real estate used
               --------------
in the operation of the WLF business as well as any other real estate that is in the possession of or leased by WLF and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists any leases under which any such Real Property is possessed (the "Real Estate Leases"). WLF is not currently in Default under any of the Real Estate Leases. Excepted as listed on SCHEDULE 2.1.15, WLF does not have an ownership interest in any Real Property.

2.1.16         Certain Personal Property. Except as set forth on SCHEDULE
               ---------------------------
2.1.16, there are no material items of tangible personal property that were not included in the WLF Financial Statements, including cash on hand. Since the WLF Financial Statements Date, WLF has not acquired or disposed of any items of tangible personal property that have, in each case, a carrying value in excess of $10,000. All of WLF's tangible personal property is in good operating condition, reasonable wear and tear excepted.

     2.1.17    Non-Real  Estate  Leases.  WLF is not currently in default under
               ------------------------
any Non-Real Estate Leases, and WLF is not aware of any default by any of the lessors there under. "Non-Real Estate Leases" refers to any and all leases that relate to an asset or property (other than Real Property) used in the operation of the WLF business or otherwise possessed by WLF, including but not limited to all trucks, automobiles, machinery, equipment, furniture and computers.

     2.1.18    Sales Deposits. SCHEDULE 2.1.18 lists all events to be performed
               --------------
after the Closing Date for which sales deposits have been received as of the date hereof.

     2.1.19    Inventory.  All  inventory  of  WLF consists of items of quality
               ---------
and quantity saleable in the ordinary course of business at regular sales prices of WLF in the ordinary course of its business.

     2.1.20    Outstanding  Debt.  Other  than  as  set  forth  in  the  WLF
               -----------------
financials, attached hereto as Exhibit C, WLF has no outstanding indebtedness or borrowed money and is not a guarantor or otherwise contingently liable for any indebtedness for borrowed money (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply finds or otherwise invest in any debtor or otherwise to insure any creditor against loss) which is not set forth on the WLF Financial Statements.

     2.1.21    Outstanding  Accounts  Receivable.  Except  as  set  forth  on
               ---------------------------------
SCHEDULE 2.1.21, none of the accounts receivable listed on the WLF Financial Statements (the "Accounts Receivable") is more than sixty (60) days old.

     2.1.22    Intellectual  Property.  Except  for  those  items  listed  on
               ----------------------
SCHEDULE 2.1.22, WLF does not have any reason to believe that WLF does not have sufficient title and ownership of, or hold a valid license to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, domain names, URL's, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is WLF bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. WLF has not received any communications alleging that WLF has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. WLF is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of WLF or that would conflict with WLF's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of WLF's business by the employees of WLF, nor the conduct of WLF's business will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated.

     2.1.23    Employment  Relationships.  Except for those employees listed on
               -------------------------
SCHEDULE 2.1.23, WLF is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with WLF, nor does WLF have a present intention to terminate the employment of any of the foregoing. To the best of WLF's knowledge and belief, no employee or advisor of WLF is, or is now expected to be, in violation of any term of any employment contract or any other common law obligation to a former employer relating to the right of any such employee to be employed by WLF because of the nature of the business conducted or to be conducted by WLF or to the use of trade secrets or proprietary information of others, and the employment of WLF's employees does not subject WLF or YTIX to any liability. There is neither pending nor, to WLF's knowledge and belief, threatened, any actions, suits, proceedings, or claims, or to its knowledge any basis therefore or threat thereof, with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. WLF does not have any collective bargaining agreement covering any of its employees.

     2.1.24    Incentive  Compensation  Arrangements.  Except  as  disclosed on
               -------------------------------------
SCHEDULE 2.1.24, there are no deferred compensation, incentive, bonus or other plans, programs or arrangements that provide incentive, bonus, or other similar emoluments in connection with the employment of WLF's employees. WLF will prepare and deliver to YTIX a comprehensive listing of all accrued benefits of each employee of WLF, at a date as of five (5) days before Closing Date and shall value these benefits at the rates of pay in effect as of that date.

     2.1.25    Absence  of  Certain Changes. Since the WLF Financial Statements
               ----------------------------
Date, WLF has conducted the WLF business in the ordinary course and there has not been:

     (a)  any material adverse change in the WLF business or its liabilities;

     (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

     (c) except as disclosed in SCHEDULE 2.1.25, any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for merit and seniority increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

     (d) any sale, assignment or transfer of the WLF Assets, or any additions to or transactions involving any WLF Assets, other than those made in the ordinary course of business;

     (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

     (f) any payments to any Affiliate of WLF, except as specified in SCHEDULE 2.1.25.


     2.1.26    Previous  Sales;  Warranties.  To the best knowledge of WLF, all
               ----------------------------
goods sold or distributed and services performed by WLF were of merchantable and satisfactory quality, and WLF has not breached any express or implied warranties in connection with the sale or distribution of such goods and performances of such services.

     2.1.27    Events  Prior  to  Closing.  Except  as set forth in on SCHEDULE
               --------------------------
2.1.27, since September 30, 2001 there has not been any material adverse change in the business, condition (financial or otherwise), operations, results of operations or, to WLF's knowledge, future prospects of WLF. WLF has not taken any action since September 30, 2001 outside the ordinary course of business. WLF is not aware of any customer or group of customers, which together constitute more than ten percent (10%) of WLF's total net sales, that has cancelled, or contemplates canceling, any business with WLF.

     2.1.28    Finder's Fees.  No Person retained by WLF is or will be entitled
               -------------
to any commission or finders or similar fee in connection with the transactions contemplated by this Agreement.

     2.1.29    Disclosure.  WLF  warrants  that to the best of its knowledge it
               ----------
has fully provided YTIX with all the information, which YTIX has requested for deciding whether to acquire the WLF Shares. This Agreement, the Schedules and the Exhibits hereto as well as any other document, certificate, schedule, financial, business or other statement furnished to YTIX by or on behalf of WLF in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     2.1.30    Certain Business Relationships.  Other than as disclosed herein,
               ------------------------------
none of the shareholders of WLF has been involved in any business arrangements or relationship with WLF, and none of the shareholders owns any asset, tangible or intangible, which is used in the Business, save for those matters listed on
SCHEDULE  2.1.30.

     2.1.31 Sobiks acknowledges that all of the YTIX Shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), and will include the restrictive legend set forth in Section 3.2 hereof, and, except as otherwise set forth in this Agreement, that the shares cannot be sold for a period of one year from the date of issuance unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless Sobiks obtains written consent from YTIX and otherwise comply with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

     2.2       Representations and Warranties of YTIX.  To induce Sobiks and WLF
               ----------------------------------------
to enter into this Agreement and to consummate the transactions contemplated hereby, YTIX represents and warrants, as of the date hereof and as of the Closing, as follows:

     2.2.1     Corporate Existence and Authority of YTIX.  YTIX is a corporation
               -----------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.2.2     Capitalization of YTIX.  The authorized equity securities of YTIX
               -----------------------
consists of 100,000,000 shares of common stock, par value $0.001. As of the date of this Agreement, YTIX has 4,351,179 shares of common stock issued and outstanding. No other shares of capital stock of YTIX are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. All presently exercisable voting rights in YTIX are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of YTIX' equity securities.

     2.2.3     Subsidiaries.    YTIX  does  not  have  any  subsidiaries.
               -------------

     2.2.4     Execution  of  Agreement.  The  execution  and  delivery  of this
               -------------------------
Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which YTIX is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of YTIX; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on YTIX or any of its actions.

                                  ARTICLE  3
                    CLOSING  AND  DELIVERY  OF  DOCUMENTS

     3.1       Closing. The Closing  shall  occur  effective as of September 30,
               --------
2001, or such other date as the Parties hereto agree. At the Closing the following shall occur as a single integrated transaction:

     3.2       Delivery  by  YTIX:
               -------------------

     (a) YTIX shall deliver to Sobiks the YTIX Shares, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide as follows:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES).

     (b) YTIX shall deliver to Sobiks written confirmation of the approval of the herein described transactions by YTIX's Board of Directors as set forth in Section 4.1 hereof, as well as the election and appointment of the officers and directors as set forth in Section 1.2 hereof.

     3.3       Delivery  by  Sobiks:
               ---------------------

     (a) Sobiks shall deliver to YTIX all of the WLF Shares and all instruments of conveyance and transfer required to vest in YTIX ownership of the WLF Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

     (b) Sobiks shall deliver to YTIX written confirmation of the approval of the herein described transactions by Sobiks' Board of Directors as set forth in Section 4.1 hereof.

                                     ARTICLE  4
                 CONDITIONS,  TERMINATION,  AMENDMENT  AND  WAIVER

     4.1       Conditions  Precedent.  This  Agreement,  and  the  transactions
               ---------------------
contemplated hereby, shall be subject to the approval of the Board of Directors of YTIX and Sobiks, which shall be delivered at the Closing.

     4.2       Termination.  Notwithstanding anything to the contrary contained
               ------------
in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned only by the mutual consent of all of the parties.

     4.3 Waiver and Amendment. Any term, provision, covenant, ----------------------- representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it is in writing and signed by all parties hereto.

                                    ARTICLE  5
                                    COVENANTS

     5.1 To induce YTIX to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Sobiks and WLF covenant and agree as follows:

     5.1.1     Notices  and  Approvals.  Sobiks  and  WLF agree: (a) to give all
               -----------------------
notices to third parties which may be necessary or deemed desirable by YTIX in connection with the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by YTIX in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by YTIX in connection with this Agreement and the consummation of the transactions contemplated hereby.

     5.1.2     Information  for  YTIX's Statements and Applications.  Sobiks and
               ----------------------------------------------------
WLF and their employees, accountants and attorneys shall cooperate fully with YTIX in the preparation of any statements or applications made by YTIX to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish YTIX with all information concerning Sobiks and WLF necessary or deemed desirable by YTIX for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     5.1.3     Access  to  Information.  YTIX,  together  with  its  appropriate
               -----------------------
attorneys, agents and representatives, shall be permitted to make the full and complete investigation of Sobiks and WLF and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

     5.1.4     Audited Financial Statements.  Sobiks shall cause to be delivered
               ----------------------------
YTIX, no later than November 10, 2001, audited financial statements of WLF as required for SEC filings.

     5.2 To induce Sobiks and WLF to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, YTIX covenants and agrees as follows:

     5.2.1     Access to Information.  Sobiks  and  WLF,  together  with  their
            -----------------------
appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of YTIX and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

                                ARTICLE  6
                               MISCELLANEOUS

     6.1       Expenses. Except as  otherwise  specifically provided for herein,
               ---------
whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the parties hereto shall be paid prior to Closing.

     6.2       Notices. Any notice,  request,  instruction  or  other  document
               --------
required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

     If  to  Sobiks       Sobik's  International  Franchising,  Inc.
     or  WLF:             300  International  Parkway,  Suite  100
                          Heathrow,  FL  32746
                          Attn:  Chris  Swartz,  President
                          Facsimile  (407)  682-5522

     If  to  YTIX:        youticket.com,  inc.
                          4815  Russell  Road,  Suite  14-N
                          Las  Vegas,  NV  89118
                          Attn:  President
                          Facsimile  (_____)  ______________

     The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by hand delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

     6.3 Entire Agreement. This Agreement, together with the schedules ------------------ and exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     6.4       Survival  of  Representations. All statements  of fact (including
               ------------------------------
financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

     6.5       Incorporated  by  Reference. All documents  (including,  without
               ----------------------------
limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

     6.6       Remedies  Cumulative. No  remedy  herein conferred upon and Party
               ---------------------
is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     6.7       Execution of Additional Documents.  Each party hereto shall make,
               ------------------------------------
execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     6.8       Governing Law. This Agreement has been negotiated and executed in
               ---------------
the State of Florida and shall be construed and enforced in accordance with the laws of such state.

     6.9       Forum. Each of  the parties hereto agrees that any action or suit
               -----
which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Seminole County, Florida.

     6.10      Attorneys'  Fees.  Except as  otherwise  provided  herein,  if  a
               ----------------
dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     6.11      Binding Effect and Assignment.  This Agreement shall inure to the
               -------------------------------
benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

     6.12      Counterparts.  This Agreement  may  be  executed in counterparts,
               -------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


"YTIX"                              "Sobiks"

youticket.com,  inc.                      Sobiks International Franchising, Inc.
a  Nevada  corporation                    a  Florida  corporation

/s/ Donald A. Mitchell                    /s/ Daniel R. Patterson
_____________________________             _____________________________

By:  Donald A. Mitchell                   By:  Daniel R. Patterson

Its: Chairman                             Its:  President


"WLF"

Weight Loss Forever International, Inc., a Virginia corporation

/s/ John Martin
_____________________________

By:  John Martin

Its: President

                                  EXHIBIT  A
         WEIGHT  LOSS  FOREVER  INTERNATIONAL,  INC.  SHAREHOLDERS




                                                   NO.  OF  YTIX  SHARES
NAME                      NO.  OF  WLF  SHARES     TO  BE  RECEIVED
----                      --------------------     ----------------

Sobiks International
Franchising, Inc.             10,304,200              26,004,716

     Totals                   10,304,200              26,004,716

                                  EXHIBIT  B
                        DIRECTORS  AND  OFFICERS  OF
                                YTIX  AND  WLF




                           YTIX DIRECTORS AND OFFICERS
                           ---------------------------

NAME                             POSITION
----                             ---------

Christopher  M.  Swartz          Chairman  of  the  Board

John  Martin                     President

Gene  Cochran                    Director,  Secretary  and
                                 Chief  Financial  Officer




                           WLF DIRECTORS AND OFFICERS
                           --------------------------

NAME                             POSITION
----                             ---------

Christopher  M.  Swartz          Chairman  of  the  Board

John  Martin                     President

Gene  Cochran                    Director,  Secretary  and
                                 Chief  Financial  Officer

                                 EXHIBIT  C
                          WLF  FINANCIAL  STATEMENTS

                                   SCHEDULES-2


                                   SCHEDULE  2.1.4

                                        None


                                   SCHEDULE 2.1.6

                                        None


                                   SCHEDULE 2.1.7

                                        None


                                   SCHEDULE 2.1.8

                                        None.

                                   SCHEDULE 2.1.9

                                        None


                                   SCHEDULE 2.1.10

                                        None


                                   SCHEDULE 2.1.14

                                        None.

                                   SCHEDULE 2.1.15

                                        None

                                   SCHEDULE 2.1.16

                                        None


                                   SCHEDULE 2.1.18

                                        None


                                   SCHEDULE 2.1.21

                                        None


                                   SCHEDULE 2.1.22

                                        None


                                   SCHEDULE 2.1.23

                                        None


                                   SCHEDULE 2.1.24

                                        None.

                                   SCHEDULE  2.1.25

                                        None.

                                   SCHEDULE  2.1.30

                                        None.